Exhibit 99.1
STORM RECOVERY PROPERTY SERVICING AGREEMENT

by and between

ENTERGY NEW ORLEANS STORM RECOVERY FUNDING I, L.L.C.,
Issuer

and

ENTERGY NEW ORLEANS, INC.,
Servicer

Dated as of July 22, 2015

TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS    1

SECTION 1.01.	Definitions 1
ARTICLE II APPOINTMENT AND AUTHORIZATION    2

SECTION 2.01.	Appointment of Servicer; Acceptance of Appointment 2

SECTION 2.02.	Authorization 2

SECTION 2.03.	Dominion and Control Over the Storm Recovery Property 2
ARTICLE III ROLE OF SERVICER    3

SECTION 3.01.	Duties of Servicer 3

SECTION 3.02.	Servicing and Maintenance Standards. 5

SECTION 3.03.	Annual Reports on Compliance with Regulation AB. 6

SECTION 3.04.	Annual Report by Independent Registered Public Accounting Firm. 7
ARTICLE IV SERVICES RELATED TO TRUE-UP ADJUSTMENTS    7

SECTION 4.01.	True-Up Adjustments 7

SECTION 4.02.	Limitation of Liability 9
ARTICLE V THE STORM RECOVERY PROPERTY    10

SECTION 5.01.	Custody of Storm Recovery Property Records 10

SECTION 5.02.	Duties of Servicer as Custodian. 10

SECTION 5.03.	Custodian’s Indemnification. 12

SECTION 5.04.	Effective Period and Termination 13
ARTICLE VI THE SERVICER    13

SECTION 6.01.	Representations and Warranties of Servicer 13

SECTION 6.02.	Indemnities of Servicer; Release of Claims 14

SECTION 6.03.	Binding Effect of Servicing Obligations 16

SECTION 6.04.	Limitation on Liability of Servicer and Others. 17

SECTION 6.05.	ENO Not to Resign as Servicer 18

SECTION 6.06.	Servicing Compensation 18

SECTION 6.07.	Compliance with Applicable Law 19

SECTION 6.08.	Access to Certain Records and Information Regarding Storm Recovery Property 19

SECTION 6.09.	Appointments 19

SECTION 6.10.	No Servicer Advances. 20

SECTION 6.11.	Remittances 20
ARTICLE VII DEFAULT    20

SECTION 7.01.	Servicer Default 20

SECTION 7.02.	Appointment of Successor. 22

SECTION 7.03.	Waiver of Past Defaults 22

SECTION 7.04.	Notice of Servicer Default 23

SECTION 7.05.	Cooperation with Successor 23
ARTICLE VIII MISCELLANEOUS PROVISIONS    23

SECTION 8.01.	Amendment. 23

SECTION 8.02.	Council Condition 23

SECTION 8.03.	Maintenance of Accounts and Records 24

SECTION 8.04.	Notices 25

SECTION 8.05.	Assignment 25

SECTION 8.06.	Limitations on Rights of Others. 26

SECTION 8.07.	Severability 26

SECTION 8.08.	Separate Counterparts 26

SECTION 8.09.	Limitation of Liability. 26

SECTION 8.10.	GOVERNING LAW. 26

SECTION 8.11.	Assignment to Indenture Trustee 26

SECTION 8.12.	Nonpetition Covenants 27

SECTION 8.13.	Rule 17g-5 Compliance 27

EXHIBITS, SCHEDULES AND ANNEXES
Exhibit A        Form of Monthly Servicer’s Certificate
Exhibit B        Form of Semi-Annual Servicer’s Certificate

Exhibit C-1	Form of Report on Assessment of Compliance with Servicing Criteria for Asset-Backed Securities
Exhibit C-2        Form of Certificate of Compliance
Exhibit D        True-Up Letter
Annex I        Servicing Procedures
Annex II        Illustrative Calculation

This STORM RECOVERY PROPERTY SERVICING AGREEMENT (this “Agreement”), dated as of July 22, 2015, is between ENTERGY NEW ORLEANS STORM RECOVERY FUNDING I, L.L.C., a Louisiana limited liability company, as issuer (the “Issuer”), and ENTERGY NEW ORLEANS, INC. (“ENO”), a Louisiana corporation duly authorized and qualified to do and doing business in the State of Louisiana, as servicer (the “Servicer”).
RECITALS
WHEREAS, pursuant to the Storm Recovery Securitization Law and the Financing Order, ENO, in its capacity as seller (the “Seller”), and the Issuer are concurrently entering into the Sale Agreement pursuant to which the Seller is selling and the Issuer is purchasing certain Storm Recovery Property created pursuant to the Storm Recovery Securitization Law and the Financing Order described therein;
WHEREAS, in connection with its ownership of the Storm Recovery Property and in order to collect the associated Storm Recovery Charges, the Issuer desires to engage the Servicer to carry out the functions described herein (such functions or similar functions currently performed by the Servicer for itself with respect to its own charges to its Customers) and the Servicer desires to be so engaged;
WHEREAS, the Issuer desires to engage the Servicer to act on its behalf in obtaining True-Up Adjustments from the Council and the Servicer desires to be so engaged;
WHEREAS, the SRC Collections initially will be commingled with other funds collected by the Servicer; and
WHEREAS, the Council, or its attorney, will enforce this Agreement for the benefit of the Customers to the extent permitted by law;
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS
SECTION 1Definitions
.
(a)Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in that certain Indenture (including Appendix A thereto) dated as of the date hereof between the Issuer and The Bank of New York Mellon, in its capacity as the indenture trustee (the “Indenture Trustee”) and in its separate capacity as a securities intermediary (the “Securities Intermediary”), as the same may be amended, restated, supplemented or otherwise modified from time to time.
(b)All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
(c)The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule, Exhibit, Annex and Attachment references contained in this Agreement are references to Sections, Schedules, Exhibits, Annexes and Attachments in or to this Agreement unless otherwise specified; and the terms “includes” and “including” shall mean “includes without limitation” and “including without limitation”, respectively.
(d)The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(e)Non-capitalized terms used herein which are defined in the Storm Recovery Securitization Law shall, as the context requires, have the meanings assigned to such terms in the Storm Recovery Securitization Law, but without giving effect to amendments to the Storm Recovery Securitization Law after the date hereof which have a material adverse effect on the Issuer or the Holders.
ARTICLE II
APPOINTMENT AND AUTHORIZATION
SECTION 1Appointment of Servicer; Acceptance of Appointment. The Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to perform the Servicer’s obligations pursuant to this Agreement on behalf of and for the benefit of the Issuer or any assignee thereof in accordance with the terms of this Agreement and applicable law. This appointment and the Servicer’s acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.
SECTION 2Authorization. With respect to all or any portion of the Storm Recovery Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to (a) execute and deliver, on behalf of itself and/or the Issuer, as the case may be, any and all instruments, documents or notices, and (b) on behalf of itself and/or the Issuer, as the case may be, make any filing and participate in proceedings of any kind with any Governmental Authority, including with the Council. The Issuer shall execute and deliver to the Servicer such documents as have been prepared by the Servicer for execution by the Issuer and shall furnish the Servicer with such other documents as may be in the Issuer’s possession, in each case as the Servicer may determine to be necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder. Upon the Servicer’s written request, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.
SECTION 3Dominion and Control Over the Storm Recovery Property. Notwithstanding any other provision herein, the Issuer shall have dominion and control over the Storm Recovery Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent and custodian for the Issuer with respect to the Storm Recovery Property and the Storm Recovery Property Records. The Servicer shall not take any action that is not authorized by this Agreement, that would contravene the Louisiana Constitution and Revised Statutes, the Storm Recovery Securitization Law, the Council Regulations or the Financing Order, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Issuer or the Indenture Trustee (on behalf of the Holders) in the Storm Recovery Property, in each case unless such action is required by applicable law or court or regulatory order.
ARTICLE III
ROLE OF SERVICER
SECTION 1Duties of Servicer. The Servicer, as agent for the Issuer, shall have the following duties:
(a)Duties of Servicer Generally. The Servicer’s duties in general shall include management, servicing and administration of the Storm Recovery Property; obtaining meter reads, calculating electricity usage, billing, collections and posting of all payments in respect of the Storm Recovery Property; responding to inquiries by Customers, the Council, or any other Governmental Authority with respect to the Storm Recovery Property; delivering Bills to Customers; investigating and handling delinquencies (and furnishing reports with respect to such delinquencies to the Issuer), processing and depositing collections and making periodic remittances; furnishing periodic reports to the Issuer, the Indenture Trustee and the Rating Agencies; making all filings with the Council and taking such other action as may be necessary to perfect the Issuer’s ownership interests in and the Indenture Trustee’s first priority lien and security interest on the Storm Recovery Property; making all filings and taking such other action as may be necessary to perfect and maintain the perfection and priority of the Indenture Trustee’s lien on and security interest in all Storm Recovery Bond Collateral; selling, as the agent for the Issuer, as its interests may appear defaulted or written off accounts in accordance with the Servicer’s usual and customary practices; taking all necessary action in connection with True-Up Adjustments as set forth herein; and performing such other duties as may be specified under the Financing Order to be performed by it. Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Agreement shall be qualified in their entirety by any Council Regulations, the Financing Order, and the federal securities laws and the rules and regulations promulgated thereunder, including without limitation, Regulation AB, as in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, usage and bill calculation, billing, customer service functions, collections, payment processing and remittance set forth in Annex I hereto, as it may be amended from time to time. For the avoidance of doubt, the term “usage” when used herein refers to both kilowatt hour consumption and kilowatt demand.
(b)Reporting Functions.
(i)Monthly Servicer’s Certificate. On or before the 25th calendar day of each month (or if such day is not a Servicer Business Day, on the immediately succeeding Servicer Business Day), the Servicer shall prepare and deliver to the Issuer, the Indenture Trustee and the Rating Agencies a written report substantially in the form of Exhibit A hereto (a “Monthly Servicer’s Certificate”); and for any month in which the Servicer is required to deliver a Semi-Annual Servicer’s Certificate pursuant to Section 4.01(b)(ii), the Servicer shall prepare and deliver the Monthly Servicer’s Certificate no later than the date of delivery of such Semi-Annual Servicer’s Certificate.
(ii)Notification of Laws and Regulations. The Servicer shall immediately upon learning thereof notify the Issuer, the Indenture Trustee and the Rating Agencies in writing of any Requirements of Law or Council Regulations hereafter promulgated that have a material adverse effect on the Servicer’s ability to perform its duties under this Agreement.
(iii)Other Information. Upon the reasonable request of the Issuer, the Indenture Trustee or any Rating Agency, the Servicer shall provide to the Issuer, the Indenture Trustee or such Rating Agency, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Storm Recovery Property to the extent it is reasonably available to the Servicer, as may be reasonably necessary and permitted by law to enable the Issuer, the Indenture Trustee or the Rating Agencies to monitor the performance by the Servicer hereunder. In addition, so long as any of the Storm Recovery Bonds are outstanding, the Servicer shall provide the Issuer and the Indenture Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the Storm Recovery Charges applicable to each Customer.
(iv)Preparation of Reports. The Servicer shall prepare and deliver such additional reports as required under this Agreement, including a copy of each Semi-Annual Servicer’s Certificate described in Section 4.01(b)(ii), the annual statements of compliance and certificate of compliance, attestation reports and other certificates described in Section 3.03, and the Annual Accountant’s Report described in Section 3.04. In addition, the Servicer shall prepare, procure, deliver and/or file, or cause to be prepared, procured, delivered or filed, any reports, attestations, exhibits, certificates or other documents required to be delivered or filed with the SEC (and/or any other Governmental Authority) by the Issuer or the Sponsor under the federal securities or other applicable laws or in accordance with the Basic Documents, including, but without limiting the generality of foregoing, filing with the SEC, if applicable and required by applicable law, a copy or copies of (i) the Monthly Servicer’s Certificates described in Section 3.01(b)(i) (under Form 10-D or any other applicable form), (ii) the Semi-Annual Servicer’s Certificates described in Section 4.01(b)(ii) (under Form 10-D or any other applicable form), (iii) the annual statements of compliance, attestation reports and other certificates described in Section 3.03, and (iv) the Annual Accountant’s Report (and any attestation required under Regulation AB) described in Section 3.04. In addition, the appropriate officer or officers of the Servicer shall (in its separate capacity as Servicer) sign the Sponsor’s annual report on Form 10-K (and any other applicable SEC or other reports, attestations, certifications and other documents), to the extent that the Servicer’s signature is required by, and consistent with, the federal securities laws and/or any other applicable law.
(c)Opinions of Counsel. The Servicer shall deliver to the Issuer and the Indenture Trustee:
(i)promptly after the execution and delivery of this Agreement and the Sale Agreement and of each amendment hereto and thereto, Opinion(s) of Counsel from Independent counsel of the Issuer either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the Council and the Louisiana UCC Filing Officer and all filings pursuant to the UCC, that are necessary under the UCC and the Storm Recovery Securitization Law to preserve and perfect the ownership interest (and in the case that the last sentence of Section 2.01(a) of the Sale Agreement is operative, the security interest) of the Issuer in the Storm Recovery Property, and the Liens of the Indenture Trustee in the Storm Recovery Property have been authorized, executed and filed, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve and perfect such interests or Liens; and
(ii)within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than 3 months after the date hereof, Opinion(s) of Counsel from Independent counsel of the Issuer, dated as of a date during such 90-day period, either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the Council and the Louisiana UCC Filing Officer and all filings pursuant to the UCC, have been filed that are necessary under the UCC and the Storm Recovery Securitization Law to maintain the perfected ownership interest (and in the case that the last sentence of Section 2.01(a) of the Sale Agreement is operative, the perfected security interest) of the Issuer in the Storm Recovery Property and the perfection of the Liens of the Indenture Trustee in the Storm Recovery Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve and perfect such interests or Liens.
Each Opinion of Counsel referred to in clause (i) or (ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and perfect such interest or Lien. The costs of such Opinions of Counsel are out-of-pocket costs of the Servicer that are recoverable as Operating Expenses, which shall be reimbursable under the Indenture.
SECTION 2Servicing and Maintenance Standards. On behalf of the Issuer, the Servicer shall (a) manage, service, administer and make collections in respect of the Storm Recovery Property with reasonable care and in material compliance with applicable Requirements of Law, including all applicable Council Regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account and, if applicable, for others; (b) follow customary standards, policies and procedures for the industry in Louisiana in performing its duties as Servicer; (c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the Storm Recovery Property and to bill and collect the Storm Recovery Charges; (d) comply with all Requirements of Law, including all applicable Council Regulations and guidelines, applicable to and binding on it relating to the Storm Recovery Property; (e) file, and maintain the effectiveness of, UCC financing statements with respect to the property transferred under the Sale Agreement, including all financing statements required pursuant to Section 1230 and Section 1231 of the Storm Recovery Securitization Law, and (f) file and maintain the effectiveness of UCC financing statements and take such other action on behalf of the Issuer to ensure that the Lien of the Indenture Trustee on the Storm Recovery Bond Collateral remains perfected and of first priority. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Storm Recovery Property, which, in the Servicer’s judgment, may include the taking of legal action, at the Issuer’s expense but subject to the priority of payment set forth in Section 8.02(e) of the Indenture.
SECTION 3Annual Reports on Compliance with Regulation AB.
(a)The Servicer shall deliver to the Issuer, the Indenture Trustee and the Rating Agencies, on or before the earlier of (a) March 31 of each year, beginning March 31, 2016, or (b) with respect to each calendar year during which the Sponsor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, certificates from a Responsible Officer of the Servicer (i) containing, and certifying as to, the statements of compliance required by Item 1123 (or any successor or similar items or rule) of Regulation AB, as then in effect and (ii) containing, and certifying as to, the statements and assessment of compliance required by Item 1122(a) (or any successor or similar items or rule) of Regulation AB, as then in effect. These certificates may be in the form of, or shall include the forms attached hereto as Exhibit C-1 and Exhibit C-2 hereto, with, in the case of Exhibit C-1, such changes as may be required to conform to the applicable securities law.
(b)The Servicer shall use commercially reasonable efforts to obtain from each other party, if any, participating in the servicing function any additional certifications as to the statements and assessment required under Item 1122 or Item 1123 of Regulation AB to the extent required in connection with the filing of the annual report on Form 10-K; provided, however, that a failure to obtain such certifications shall not be a breach of the Servicer’s duties hereunder. The parties acknowledge that the Indenture Trustee’s certifications shall be limited to the Item 1122 certifications described in Exhibit E of the Indenture.
(c)The initial Servicer, in its capacity as Sponsor, shall file with or furnish to the SEC, in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act, the information described in Section 3.07(g) of the Indenture to the extent such information is reasonably available to the Sponsor.
(d)Except to the extent permitted by applicable law, the initial Servicer, in its capacity as Sponsor, shall not voluntarily suspend or terminate its filing obligations as Sponsor with the SEC as described in Section 3.03(c) and this Section 3.03(d). The covenants of the initial Servicer, in its capacity as Sponsor, pursuant to Section 3.03(c) and this Section 3.03(d) shall survive the resignation, removal or termination of the initial Servicer as Servicer hereunder.
SECTION 4Annual Report by Independent Registered Public Accounting Firm.
(a)The Servicer shall cause a firm of Independent registered public accountants (which may provide other services to the Servicer or the Seller) to prepare annually, and the Servicer shall deliver annually to the Issuer, the Indenture Trustee and the Rating Agencies on or before the earlier of (a) March 31 of each year, beginning March 31, 2016 or (b) with respect to each calendar year during which the Sponsor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, a report addressed to the Servicer (the “Annual Accountant’s Report”) to the effect that such firm has performed certain procedures, agreed between the Servicer and such accountants, in connection with the Servicer’s compliance with its obligations under this Agreement during the preceding twelve (12) months ended December 31 (or, in the case of the first Annual Accountant’s Report to be delivered on or before March 31, 2016, the period of time from the date of this Agreement until December 31, 2015), identifying the results of such procedures and including any exceptions noted. The costs of the Annual Accountant’s Report are out-of-pocket costs of the Servicer that are recoverable as Operating Expenses, which shall be reimbursable under the Indenture.
(b)The Annual Accountant’s Report delivered pursuant to Section 3.04(a) shall also indicate that the accounting firm providing such report is independent of the Servicer in accordance with the

Rules of the Public Company Accounting Oversight Board, and shall include any attestation report required under Item 1122(b) of Regulation AB (or any successor or similar items or rule), as then in effect.
ARTICLE IV
SERVICES RELATED TO TRUE-UP ADJUSTMENTS
SECTION 1True-Up Adjustments. From time to time, until the Retirement of the Storm Recovery Bonds, the Servicer shall file for Semi-Annual and Quarterly True-Up Adjustments and Interim True-Up Adjustments by submitting to the Council a True-Up Letter, and shall take all reasonable action to obtain and implement such True-Up Adjustments, all in accordance with the following:
(a)True-Up Adjustments.
(i)Semi-Annual and Quarterly True-Up Adjustments and Filings. No later than 15 days prior to the commencement date of the first billing cycles in March and September of each year, commencing with the first billing cycle in March 2016, the Servicer shall: (A) update the data and assumptions underlying the calculation of the Storm Recovery Charges, including interest and estimated expenses and fees of the Issuer to be paid during such period, and write-offs; (B) determine the Periodic Payment Requirements and Periodic Billing Requirements based on such updated data and assumptions; (C) determine the Storm Recovery Charges to be imposed upon each Customer based on such Periodic Billing Requirements and the terms of the Financing Order and the Tariffs filed pursuant thereto; (D) make all required notice and other filings with the Council to reflect the revised Storm Recovery Charges, including the True-Up Letter and any Amendatory Tariffs, and (E) take all reasonable actions and make all reasonable efforts to effect such Semi-Annual True-Up Adjustment by the end of such 15-day period.
In addition, beginning with the 30-day period preceding June 1, 2024 and within 30 days of each succeeding September, December, March and June, the Servicer shall determine whether, as of the next Payment Date, (a) all Storm Recovery Bonds will have been paid in full, (b) all Operating Expenses will have been paid in full or fully provided for and (c) the Capital Subaccount will be at its Required Capital Level (which shall include an amount sufficient to pay in full any investment return due and owing to ENO pursuant to the terms of the Financing Order). If the foregoing Periodic Payment Requirement will not be fully satisfied as of the next Payment Date, then, no later than 15 days prior to the end of such 30-day period, the Servicer shall take the steps set forth in clauses (A) through (E) of clause (i) above so that a True-Up Adjustment will take effect which is projected to cause the Periodic Payment Requirement to be satisfied no later than the next succeeding Payment Date.
(ii)Interim True-Up Adjustments and Filings. In addition, the Servicer at any time may make an Interim True-Up Adjustment if the Servicer forecasts that SRC Collections will be insufficient (a) to make all scheduled payments of interest, principal and other amounts in respect of any Outstanding Tranche of Storm Recovery Bonds during the current and next succeeding semi-annual period or quarterly period, as applicable, and (b) to replenish the Capital Subaccount to the Required Capital Level (which shall include an amount sufficient to pay in full any investment return due and owing to ENO pursuant to the terms of the Financing Order), and it further determines that the semi-annual or quarterly true up adjustments described above in clause (i) or this clause (ii) need to be supplemented to enhance the likelihood that the Storm Recovery Bonds are paid on a timely basis.
(iii)Non-Standard True-Ups. The Servicer shall request Council approval of an amendment to the true-up mechanism described herein - a “Non-Standard True-Up” (under such procedures as shall be proposed by the Servicer and approved by the Council at the time) that it deems necessary or appropriate to address any material deviations between SRC Collections and the PPR. No such change shall become effective unless the Rating Agency Condition has been satisfied.

(b)Reports.
(i)Notification of Amendatory Tariff Filings and True-Up Adjustments. Whenever the Servicer files an Amendatory Tariff with the Council or implements revised Storm Recovery Charges with notice to the Council without filing an Amendatory Tariff if permitted by the Financing Order, the Servicer shall send a copy of such filing or notice (together with a copy of all notices and documents which, in the Servicer’s reasonable judgment, are material to the adjustments effected by such Amendatory Tariff or notice) to the Issuer, the Indenture Trustee and the Rating Agencies concurrently therewith. If, for any reason any revised Storm Recovery Charges are not implemented and effective on the applicable date set forth herein, the Servicer shall notify the Issuer, the Indenture Trustee and each Rating Agency by the end of the second Servicer Business Day after such applicable date.
(ii)Semi-Annual Servicer’s Certificate. Not later than five (5) Servicer Business Days prior to each Payment Date or Special Payment Date, the Servicer shall deliver a written report substantially in the form of Exhibit B hereto (the “Semi-Annual Servicer’s Certificate”), to the Issuer, the Indenture Trustee and the Rating Agencies which shall include the information required by Exhibit B with respect to such Payment Date:
(iii)Reports to Customers.
(A)After each revised Storm Recovery Charge has gone into effect pursuant to a True-Up Adjustment, the Servicer shall, to the extent and in the manner and time frame required by applicable Council Regulations, if any, cause to be prepared and delivered to Customers any required notices announcing such revised Storm Recovery Charges.
(B)The Servicer shall comply with the requirements of the Financing Order and Tariff with respect to the identification of Storm Recovery Charges on Bills. In addition, at least once each year, the Servicer shall (to the extent that it does not separately identify the Storm Recovery Charges as being owned by the Issuer in the Bills regularly sent to Customers) cause to be prepared and delivered to such Customers a notice stating, in effect, that the Storm Recovery Property and the Storm Recovery Charges are owned by the Issuer and not the Seller. Such notice shall be included either as an insert to or in the text of the Bills delivered to such Customers or shall be delivered to Customers by electronic means or such other means as the Servicer may from time to time use to communicate with its respective Customers.
(C)The Servicer shall pay from its own funds all costs of preparation and delivery incurred in connection with clauses (A) and (B) above, including printing and postage costs as the same may increase or decrease from time to time.
SECTION 2Limitation of Liability. (a) The Issuer and the Servicer expressly agree and acknowledge that:
(i)In connection with any True-Up Adjustment, the Servicer is acting solely in its capacity as the servicing agent hereunder.
(ii)Neither the Servicer nor the Issuer nor the Indenture Trustee is responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer’s failure to make any filings required by Section 4.01 in a timely and correct manner or any breach by the Servicer of its duties under this Agreement that adversely affects the Storm Recovery Property or the True-Up Adjustments), by the Council in any way related to the Storm Recovery Property or in connection with any True-Up Adjustment, the subject of any filings under Section 4.01, any proposed True-Up Adjustment, or the approval of any revised Storm Recovery Charges and the scheduled adjustments thereto.
(iii)Except to the extent that the Servicer is liable under Section 6.02, the Servicer shall have no liability whatsoever relating to the calculation of any revised Storm Recovery

Charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected energy usage, write-offs and estimated expenses and fees of the Issuer, so long as the Servicer has acted in good faith and has not acted in a grossly negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any Person, including the Holders, not receiving any payment, amount or return anticipated or expected or in respect of any Storm Recovery Bond generally.
(a)Notwithstanding the foregoing, this Section 4.02 shall not relieve the Servicer of liability for any misrepresentation by the Servicer under Section 6.01 or for any breach by the Servicer of its other obligations under this Agreement.

ARTICLE V
THE STORM RECOVERY PROPERTY
SECTION 1Custody of Storm Recovery Property Records. To assure uniform quality in servicing the Storm Recovery Property and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer as custodian of any and all documents and records that the Seller shall keep on file, in accordance with its customary procedures, relating to the Storm Recovery Property, including copies of the Financing Order, Issuance Advice Letter, Tariffs and Amendatory Tariffs relating thereto and all documents filed with the Council in connection with any True-Up Adjustment and computational records relating thereto (collectively, the “Storm Recovery Property Records”), which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer with respect to all Storm Recovery Property.
SECTION 2Duties of Servicer as Custodian.
(a)Safekeeping. The Servicer shall hold the Storm Recovery Property Records on behalf of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to the Storm Recovery Property Records as shall enable the Issuer and the Indenture Trustee, as applicable, to comply with this Agreement, the Sale Agreement and the Indenture. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, for others. The Servicer shall promptly report to the Issuer, the Indenture Trustee and the Rating Agencies any failure on its part to hold the Storm Recovery Property Records and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Storm Recovery Property Records. The Servicer’s duties to hold the Storm Recovery Property Records set forth in this Section 5.02, to the extent such Storm Recovery Property Records have not been previously transferred to a successor Servicer pursuant to Article VII, shall terminate 1 year and 1 day after the earlier of the date on which (i) the Servicer is succeeded by a successor Servicer in accordance with Article VII and (ii) no Storm Recovery Bonds are Outstanding.
(b)Maintenance of and Access to Records. The Servicer shall maintain the Storm Recovery Property Records at the office identified in Section 8.04 or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice at least 30 days prior to any change in location. The Servicer shall make available for inspection, audit and copying to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors the Storm Recovery Property Records at such times during normal business hours as the Issuer or the Indenture Trustee shall reasonably request and which do not unreasonably interfere with the Servicer’s normal operations. Nothing in this Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any Council Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

(c)Release of Documents. Upon instruction from the Indenture Trustee in accordance with the Indenture, the Servicer shall release any Storm Recovery Property Records to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable. Nothing in this Section 5.02(c) shall affect the obligation of the Servicer to observe any applicable law (including any Council Regulation) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(c).
(d)Defending Storm Recovery Property Against Claims. The Servicer shall take such legal or administrative actions, including without limitation defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of or supplement to the Storm Recovery Securitization Law or the Financing Order or the rights of holders of Storm Recovery Property by legislative enactment (including any Council resolution or other action), voter initiative or constitutional amendment that would be materially adverse to Holders or which would cause an impairment of the rights of the Issuer or the Holders. The costs of any action described in this Section 5.02(d) shall be payable from SRC Collections as an Operating Expense (and shall not be deemed to constitute a portion of the Servicing Fee) in accordance with the Indenture. The Servicer’s obligations pursuant to this Section 5.02(d) shall survive and continue notwithstanding that payment of such Operating Expense may be delayed pursuant to the terms of the Indenture (it being understood that the Servicer may be required initially to advance its own funds to satisfy its obligations hereunder).
(e)Additional Litigation to Defend Storm Recovery Property. In addition to the above, the Servicer shall, at its own expense, institute any action or proceeding necessary to compel performance by the Council or the State of Louisiana of any of their respective obligations or duties under the Storm Recovery Securitization Law, the Issuer Advice Letter or the Financing Order or any True-Up Adjustment or Tariff with respect to the Storm Recovery Property and the Storm Recovery Charges, including in particular Ordering Paragraph 4 in the Financing Order providing that “[i]n the event that there is a fundamental change in the manner of regulation of public utilities, and parties other than the servicer are authorized to bill and collect the storm recovery charges, the storm recovery charge shall be billed, collected and remitted to the servicer in a manner that will not cause any of the then current credit ratings of the storm recovery bonds to be suspended, withdrawn or downgraded.” In any proceedings related to the exercise of the power of eminent domain by the City to acquire a portion of ENO’s electric distribution facilities, the Servicer shall assert that the court ordering such expropriation must treat the City as a successor to ENO under the Storm Recovery Securitization Law and the Financing Order, that customers formerly served by ENO must remain responsible for payment of the Storm Recovery Charges, and that any contrary position asserted by the City violates the Council Pledge.
(f)Disposition of Proceeds Derived From Eminent Domain Proceeding. At the conclusion of any proceedings related to the exercise of the power of eminent domain by the City to acquire a portion of ENO’s electric distribution facilities, the Servicer shall cause any proceeds received from the expropriation of ENO’s customers and allocated to the Storm Recovery Property to be deposited with the Indenture Trustee and used to pay the scheduled principal or defease the principal of the Storm Recovery Bonds of each Tranche, pro rata, as directed by the Servicer.
SECTION 3Custodian’s Indemnification. The Servicer as custodian shall indemnify the Issuer, the Independent Managers and the Indenture Trustee (for itself and for the benefit of the Holders) and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, of any kind whatsoever (collectively, “Losses”) that may be imposed on, incurred by or asserted against each such Person as the result of any grossly negligent act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the Storm Recovery Property Records; but the Servicer shall not be liable for any portion of any such amount resulting from the willful misconduct, bad faith or gross negligence of the Issuer, the Independent Managers or the Indenture Trustee, as the case may be.
Indemnification under this Section 5.03 shall survive resignation or removal of the Indenture Trustee or any Independent Manager and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney’s fees and expenses).
SECTION 4Effective Period and Termination. The Servicer’s appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section 5.04. If the Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 7.01, the appointment of the Servicer as custodian shall be terminated effective as of the date on which the termination or resignation of the Servicer is effective. Additionally, if not sooner terminated as provided above, the Servicer’s obligations as Custodian shall terminate 1 year and 1 day after the date on which no Storm Recovery Bonds are Outstanding.

ARTICLE VI
THE SERVICER
SECTION 1Representations and Warranties of Servicer. The Servicer makes the following representations and warranties, as of the Closing Date, and as of such other dates as expressly provided in this Section 6.01, on which the Issuer and the Indenture Trustee are deemed to have relied in entering into this Agreement relating to the servicing of the Storm Recovery Property. The representations and warranties shall survive the execution and delivery of this Agreement, the sale of any Storm Recovery Property and the pledge thereof to the Indenture Trustee pursuant to the Indenture.
(a)Organization, Good Standing and Power. The Servicer is duly organized and validly existing under the laws of the State of its organization and is in good standing in the State of Louisiana, with the requisite power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and to execute, deliver and carry out the terms of this Agreement, and had at all relevant times, and has, the requisite power, authority and legal right to service the Storm Recovery Property and to hold the Storm Recovery Property Records as custodian.
(b)Due Qualification. The Servicer is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Storm Recovery Property as required by this Agreement) shall require such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer’s business, operations, assets, revenues or properties or to its servicing of the Storm Recovery Property).
(c)Authority. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Servicer under its organizational or governing documents and laws.
(d)Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.
(e)No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the organizational documents of the Servicer, or any indenture or other agreement or instrument to which the Servicer is a party or by which it or any of its property is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than any Lien that may be granted under the Basic Documents or any lien created pursuant to Section 1231 of the Storm Recovery Securitization Law); nor violate any existing law or any existing order, rule or regulation applicable to the Servicer of any Governmental Authority having jurisdiction over the Servicer or its properties.
(f)No Proceedings. There are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened, before any Governmental Authority having jurisdiction over the Servicer or its properties involving or relating to the Servicer or the Issuer or, to the Servicer’s knowledge, any other Person: (i) asserting the invalidity of this Agreement or any of the other Basic Documents, (ii) seeking to prevent the issuance of the Storm Recovery Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents or the Storm Recovery Bonds or (iv) seeking to adversely affect the federal income tax or state income or franchise tax classification of the Storm Recovery Bonds as debt.
(g)Approvals. No approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated hereby or the fulfillment by the Servicer of the terms hereof, except those that have been obtained or made, those that the Servicer is required to make in the future pursuant to Article IV and those that the Servicer may need to file in the future to continue the effectiveness of any financing statement filed under the UCC and the Storm Recovery Securitization Law.
(h)Reports and Certificates. Each report and certificate delivered in connection with the Issuance Advice Letter or delivered in connection with any filing made to the Council by or on behalf of the Issuer with respect to the Storm Recovery Charges or True-Up Adjustments will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects; but to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance (and facts known to the Servicer on the date such report or certificate is delivered).
SECTION 2Indemnities of Servicer; Release of Claims. (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.
(a)The Servicer shall indemnify the Issuer, the Indenture Trustee (for itself and for the benefit of the Holders), and each Independent Manager and each of their respective trustees, officers, directors, employees and agents (each, an “Indemnified Person”) for, and defend and hold harmless each such Person from and against, any and all Losses imposed on, incurred by or asserted against any such Person as a result of (i) the Servicer’s willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under this Agreement or its reckless disregard of its obligations and duties under this Agreement, (ii) the Servicer’s breach of any of its representations and warranties contained in this Agreement, or (iii) any litigation or related expenses relating to the Servicer’s status or obligations as Servicer (other than any proceeding the Servicer is required to institute under the Servicing Agreement), except to the extent of Losses either resulting from the willful misconduct, bad faith or gross negligence of such Person seeking indemnification hereunder or resulting from a breach of a representation or warranty made by such Person seeking indemnification hereunder in any of the Basic Documents that gives rise to the Servicer’s breach.
(b)For purposes of Section 6.02(b), in the event of the termination of the rights and obligations of ENO (or any successor thereto pursuant to Section 6.03) as Servicer pursuant to Section 7.01,

or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 7.02.
(c)Indemnification under this Section 6.02 shall survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Storm Recovery Securitization Law or the Financing Order and shall survive the resignation or removal of the Indenture Trustee or any Independent Manager or the termination of this Agreement and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney’s fees and expenses).
(d)Except to the extent expressly provided in this Agreement or the other Basic Documents (including the Servicer’s claims with respect to the Servicing Fee, reimbursement for costs incurred pursuant to Section 5.02(d) and the payment of the purchase price of Storm Recovery Property), the Servicer hereby releases and discharges the Issuer, the Independent Manager(s), and the Indenture Trustee and each of their respective officers, directors and agents (collectively, the “Released Parties”) from any and all actions, claims and demands whatsoever, whenever arising, which the Servicer, in its capacity as Servicer or otherwise, shall or may have against any such Person relating to the Storm Recovery Property or the Servicer’s activities with respect thereto other than any actions, claims and demands arising out of the willful misconduct, bad faith or gross negligence of the Released Parties.
(e)The Servicer shall not be required to indemnify an Indemnified Person for any amount paid or payable by such Indemnified Person in the settlement of any action, proceeding or investigation without the written consent of the Servicer, which consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Person of notice (or, in the case of the Indenture Trustee, receipt of notice by a Responsible Officer only) of the commencement of any action, proceeding or investigation, such Indemnified Person shall, if a claim in respect thereof is to be made against the Servicer under this Section 6.02, notify the Servicer in writing of the commencement thereof. Failure by an Indemnified Person to so notify the Servicer shall relieve the Servicer from the obligation to indemnify and hold harmless such Indemnified Person under this Section 6.02 only to the extent that the Servicer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 6.02, the Servicer shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Person, the defense of any such action, proceeding or investigation (in which case the Servicer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided that the Indemnified Person shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding the Servicer’s election to assume the defense of any action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Servicer shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the defendants in any such action include both the Indemnified Person and the Servicer and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Servicer, (ii) the Servicer shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action, (iii) the Servicer shall authorize the Indemnified Person to employ separate counsel at the expense of the Servicer or (iv) in the case of the Indenture Trustee, such action exposes the Indenture Trustee to a material risk of criminal liability or forfeiture or a Servicer Default has occurred and is continuing. Notwithstanding the foregoing, the Servicer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons other than one local counsel, if appropriate. The Servicer will not, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 6.02 (whether or not the Indemnified Person is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Person from all liability arising out of such claim, action, suit or proceeding.
SECTION 3Binding Effect of Servicing Obligations. Any Person (a) into which the Servicer may be merged, converted or consolidated, (b) that may result from any reorganization, merger (including any merger commonly referred to as a “merger by division”), conversion or consolidation to which the Servicer shall be a party, or (c) that may acquire or succeed to (whether by merger, division, conversion, consolidation, reorganization, sale, transfer, lease, management contract or otherwise) (1) the properties and assets of the Servicer substantially as a whole, (2) all or substantially all of the electric transmission and distribution business of the Servicer which is required to provide electric service to the Servicer’s Customers (or, if transmission and distribution are not provided by a single entity, the distribution business of the Servicer required to provide electric service to the Servicer’s Customers), or (3) a portion of the distribution system business assets of the Servicer, and which Person in any of the foregoing cases executes an agreement of assumption to perform all of the obligations of the Servicer hereunder shall be a successor to the Servicer under this Agreement (a “Permitted Successor”) without further act on the part of any of the parties to this Agreement; provided, however, that
(i)immediately after giving effect to such transaction, no representation, warranty or covenant made pursuant to Section 6.01 shall be breached and no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing,
(ii)the Servicer shall have delivered to the Issuer, the Indenture Trustee and each Rating Agency an Officer’s Certificate and an Opinion of Counsel from Independent counsel stating that such consolidation, conversion, merger, division, reorganization, sale, transfer, lease, management contract transaction, acquisition or other succession and such agreement of assumption comply with this Section 6.03 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with,
(iii)the Servicer shall have delivered to the Issuer, the Indenture Trustee and each Rating Agency an Opinion of Counsel from Independent counsel of the Servicer either (A) stating that, in the opinion of such counsel, all filings to be made by the Servicer and the Issuer, including filings with the Council pursuant to the Storm Recovery Securitization Law, have been authorized, executed and filed that are necessary to fully preserve and protect the respective interest of the Issuer and the Indenture Trustee in all of the Storm Recovery Property and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests, and
(iv)the Servicer shall have given the Rating Agencies prior written notice of such transaction, or, in the case of clause (c)(3) above, the Rating Agency Condition shall be satisfied.
When the conditions set forth in this Section 6.03 have been satisfied, the preceding Servicer shall automatically and without further notice (except as provided in clause (iv) above) be released from all of its obligations hereunder.
SECTION 4Limitation on Liability of Servicer and Others. Except as otherwise provided under this Agreement, neither the Servicer nor any of the directors, officers, employees and agents of the Servicer shall be liable to the Issuer, the Indenture Trustee, the Secured Parties or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement or for good faith errors in judgment; but this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel reasonably acceptable to the

Indenture Trustee or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Agreement.
Except as provided in this Agreement, including Sections 5.02(d) and (e), the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action relating to the Storm Recovery Property that is not directly related to one of the Servicer’s enumerated duties in this Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability; but the Servicer may, in respect of any Proceeding, undertake any action that it is not specifically identified in this Agreement as a duty of the Servicer but that the Servicer reasonably determines is necessary or desirable in order to protect the rights and duties of the Issuer or the Indenture Trustee under this Agreement and the interests of the Holders and Customers under this Agreement. The Servicer’s costs and expenses incurred in connection with any such proceeding shall be payable from SRC Collections as an Operating Expense (and shall not be deemed to constitute a portion of the Servicing Fee) in accordance with the Indenture. The Servicer’s obligations pursuant to this Section 6.04 shall survive and continue notwithstanding that payment of such Operating Expense may be delayed pursuant to the terms of the Indenture (it being understood that the Servicer may be required initially to advance its own funds to satisfy its obligations hereunder).
SECTION 5ENO Not to Resign as Servicer. Subject to Section 6.03, ENO shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement unless ENO delivers to the Indenture Trustee and the Council an opinion of Independent counsel to the effect that ENO’s performance of its duties under this Agreement shall no longer be permissible under applicable law. No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of ENO in accordance with Section 7.02.
SECTION 6Servicing Compensation. (a) In consideration for its services hereunder, until the Retirement of the Storm Recovery Bonds, the Servicer shall receive an annual fee (the “Servicing Fee”) in an amount equal to (i) for so long as ENO or an Affiliate of ENO is the Servicer, $150,000 per annum, plus reimbursement of its out-of-pocket costs for external accounting and legal services required by this Agreement and for other items of cost (other than external information technology costs and bank wire fees, which are part of the Servicing Fee) that will be incurred annually to support and service the Storm Recovery Bonds after issuance or (ii) if ENO or any of its Affiliates is not the Servicer, an amount agreed upon by the Successor Servicer and the Indenture Trustee, but not to exceed 0.60% of the aggregate initial principal amount of all Storm Recovery Bonds unless approved by the Council pursuant to the Financing Order and by the Indenture Trustee and the Rating Agency Condition must be satisfied.
(a)The Servicing Fee set forth in Section 6.06(a) shall be paid to the Servicer by the Indenture Trustee, in semi-annual installments on each Payment Date in accordance with the priorities set forth in Section 8.02(e) of the Indenture, by wire transfer of immediately available funds from the Collection Account to an account designated by the Servicer. Any portion of the Servicing Fee not paid on any such date should be added to the Servicing Fee payable on the subsequent Payment Date. In no event shall the Indenture Trustee be liable for the payment of any Servicing Fee or other amounts specified in this Section 6.06; provided, that this Section 6.06 does not relieve the Indenture Trustee of any duties it has to allocate funds for payment for such fees under Section 8.02 of the Indenture.
(b)Except as expressly provided elsewhere in this Agreement, the Servicer shall be required to pay from its own account expenses incurred by the Servicer in connection with its activities hereunder (including any fees to and disbursements by accountants, counsel, or any other Person, any taxes imposed on the Servicer and any expenses incurred in connection with reports to Holders) out of the compensation retained by or paid to it pursuant to this Section 6.06, and shall not be entitled to any extra payment or reimbursement therefor.
(c)The foregoing Servicing Fees constitute a fair and reasonable price for the obligations to be performed by the Servicer. Such Servicing Fee shall be determined without regard to the income of the Issuer, shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Issuer and shall be considered a fixed Operating Expense of the Issuer.
(d)The Servicer agrees that higher servicing fees caused by the replacement of the Servicer due to the Servicer’s negligence, malfeasance, intentional misconduct or termination for cause will be borne by the Servicer and not by the Customers.
SECTION 7Compliance with Applicable Law. The Servicer covenants and agrees, in servicing the Storm Recovery Property, to comply in all material respects with all laws applicable to, and binding upon, the Servicer and relating to the Storm Recovery Property the noncompliance with which would have a material adverse effect on the value of the Storm Recovery Property; but the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any Requirement of Law that the Servicer is contesting in good faith in accordance with its customary standards and procedures. It is expressly acknowledged that the payment of fees to the Rating Agencies shall be at the expense of the Issuer, and that if the Servicer advances such payments to the Rating Agencies, the Issuer shall reimburse the Servicer for any such advances.
SECTION 8Access to Certain Records and Information Regarding Storm Recovery Property. The Servicer shall provide to the Indenture Trustee access to the Storm Recovery Property Records as is reasonably required for the Indenture Trustee to perform its duties and obligations under the Indenture and the other Basic Documents, and shall provide access to such records to the Holders as required by applicable law. Access shall be afforded without charge, but only upon reasonable request and during normal business hours at the respective offices of the Servicer. Nothing in this Section 6.08 shall affect the obligation of the Servicer to observe any applicable law (including any Council Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 6.08.
SECTION 9Appointments. The Servicer may at any time appoint any Person to perform all or any portion of its obligations as Servicer hereunder; but only if, unless such Person is an Affiliate of ENO, the Rating Agency Condition shall have been satisfied in connection therewith; and the Servicer shall remain obligated and be liable under this Agreement for the servicing and administering of the Storm Recovery Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Person and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Storm Recovery Property. The fees and expenses of any such Person shall be as agreed between the Servicer and such Person from time to time and none of the Issuer, the Indenture Trustee, the Holders or any other Person shall have any responsibility therefor or right or claim thereto. Any such appointment shall not constitute a Servicer resignation under Section 6.05.
SECTION 10No Servicer Advances. The Servicer shall not make any advances of interest or principal on the Storm Recovery Bonds.
SECTION 11Remittances. (a) On each Servicer Business Day, commencing 15 days after the Closing Date, the Servicer shall remit to the General Subaccount of the Collection Account the total SRC Payments received by the Servicer from or on behalf of Customers in respect of all previously billed Storm Recovery Charges (the “Daily Remittance”), which Daily Remittance shall be calculated according to the procedures set forth in Annex I and shall be remitted as soon as reasonably practicable but in any event no later than (except in the case of the first remittance after the Closing Date) the second Servicer Business Day after such payments are received. The Servicer shall also, promptly upon receipt, remit to the Collection Account any other proceeds of the Storm Recovery Bond Collateral which it may receive from time to time.
(a)The Servicer agrees and acknowledges that it holds all SRC Payments collected by it and any other proceeds for the Storm Recovery Bond Collateral received by it for the benefit of the Indenture Trustee and the Holders and that all such amounts will be remitted by the Servicer in accordance with this Section 6.11 without any surcharge, fee, offset, charge or other deduction except as permitted by Section 6.06. The Servicer further agrees not to make any claim to reduce its obligation to remit all SRC Payments collected by it in accordance with this Agreement except as permitted by Section 6.06.

(b)Unless otherwise directed to do so by the Issuer, the Servicer shall be responsible for selecting Eligible Investments in which the funds in the Collection Account shall be invested pursuant to Section 8.03 of the Indenture.
(c)Not less often than quarterly (commencing no later than January 2016), the Servicer shall remit to the Indenture Trustee earnings on unremitted SRC Payments; it being understood that the Servicer (i) will assume that all SRC Payments are invested through the second Servicer Business Day following receipt, and (ii) may use, in calculating any such remittance, the average annual interest rates earned by the Servicer on overnight investments of all customer receipts.

ARTICLE VII
DEFAULT
SECTION 1Servicer Default. If any one or more of the following events (a “Servicer Default”) shall occur and be continuing:
(a)any failure by the Servicer to remit to the Collection Account on behalf of the Issuer any remittance (other than an inadvertent failure to remit a de minimus amount of collections) that shall continue unremedied for a period of five (5) Business Days after written notice of such failure is received by the Servicer from the Issuer or the Indenture Trustee or after discovery of such failure by an officer of the Servicer; or
(b)any failure on the part of the Servicer or, so long as the Servicer is ENO or an Affiliate thereof, any failure on the part of ENO, as the case may be, duly to observe or to perform in any material respect any covenants or agreements of the Servicer or ENO, as the case may be, set forth in this Agreement (other than as provided in clauses (a) or (c) of this Section 7.01) or any other Basic Document to which it is a party, which failure shall (i) materially and adversely affect the rights of the Holders and (ii) continue unremedied for a period of 60 days after the date on which (A) written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or ENO, as the case may be, by the Issuer (with a copy to the Indenture Trustee) or to the Servicer or ENO, as the case may be, by the Indenture Trustee or (B) such failure is discovered by an officer of the Servicer; or
(c)any failure by the Servicer duly to perform its obligations under Section 4.01(a) of this Agreement in the time and manner set forth therein, which failure continues unremedied for a period of five (5) days; or
(d)any representation or warranty made by the Servicer in this Agreement or any Basic Document shall prove to have been incorrect when made, which has a material adverse effect on the Issuer or the Holders and which material adverse effect continues unremedied for a period of 60 days after the date on which (A) written notice thereof, requiring the same to be remedied, shall have been delivered to the Servicer (with a copy to the Indenture Trustee) by the Issuer or the Indenture Trustee or (B) such failure is discovered by an officer of the Servicer; or
(e)an Insolvency Event occurs with respect to the Servicer or ENO;
then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee may, or shall upon the instruction of Holders evidencing not less than a majority of the Outstanding Amount of the Storm Recovery Bonds, by notice then given in writing to the Servicer (and to the Indenture Trustee if given by the Holders) (a “Termination Notice”), terminate all the rights and obligations (other than the obligations set forth in Section 6.02 and the obligation under Section 7.02 to continue performing its functions as Servicer until a successor Servicer is appointed) of the Servicer under this Agreement. In addition, upon a Servicer Default described in Section 7.01(a), the Holders and the Indenture Trustee as financing parties under the Storm Recovery Securitization Law (or any of their representatives) shall be entitled to (i) apply to the district court of the domicile of the Council for sequestration and payment of revenues arising with respect to the Storm Recovery Property, (ii) foreclose on or otherwise enforce the lien and security interests in any Storm Recovery Property and (iii) apply to the Council or a court of competent jurisdiction and venue for an order that amounts arising from the Storm Recovery Charges be transferred to a separate account for the benefit of the Secured Parties, in accordance with the Storm Recovery Securitization Law. On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Storm Recovery Bonds, the Storm Recovery Property, the Storm Recovery Charges or otherwise, shall, without further action, pass to and be vested in such successor Servicer as may be appointed under Section 7.02; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Storm Recovery Property Records and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Issuer and the Indenture Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all Storm Recovery Property Records and all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Storm Recovery Property or the Storm Recovery Charges. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the Storm Recovery Property Records to the successor Servicer. In case a successor Servicer is appointed as a result of a Servicer Default, all reasonable costs and expenses (including reasonable attorney’s fees and expenses) incurred in connection with transferring the Storm Recovery Property Records to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Termination of ENO as Servicer shall not terminate ENO’s rights or obligations under the Sale Agreement (except rights thereunder deriving from its rights as the Servicer hereunder).
SECTION 2Appointment of Successor.
(a)Upon the Servicer’s receipt of a Termination Notice pursuant to Section 7.01 or the Servicer’s resignation or removal in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, and shall be entitled to receive the requisite portion of the Servicing Fee, until a successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer’s removal or resignation hereunder, the Indenture Trustee may at the written direction and with the consent of the Holders of at least a majority of the Outstanding Amount of the Storm Recovery Bonds shall appoint a successor Servicer with the Issuer’s prior written consent thereto (which consent shall not be unreasonably withheld), and the successor Servicer shall accept its appointment by a written assumption in form reasonably acceptable to the Issuer and the Indenture Trustee and provide prompt written notice of such assumption to the Issuer and the Rating Agencies. If within 30 days after the delivery of the Termination Notice, a new Servicer shall not have been appointed, the Indenture Trustee may petition the Council or a court of competent jurisdiction to appoint a successor Servicer under this Agreement. Except as permitted by Section 6.03, a Person shall qualify as a successor Servicer only if (i) such Person is permitted under Council Regulations to perform the duties of the Servicer, (ii) the Rating Agency Condition shall have been satisfied and (iii) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Agreement (as the Servicer). In no event shall the Indenture Trustee be liable for its appointment of a successor Servicer. The Indenture Trustee’s expenses incurred under this Section 7.02(a) shall be at the sole expense of the Issuer and payable from the Collection Account as provided in Section 8.02 of the Indenture.
(b)Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.
SECTION 3Waiver of Past Defaults. Holders evidencing not less than a majority of the Outstanding Amount of the Storm Recovery Bonds may direct the Indenture Trustee to waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to the Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.
SECTION 4Notice of Servicer Default. The Servicer shall deliver to the Issuer, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than 5 Business Days thereafter, written notice of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 7.01.
SECTION 5Cooperation with Successor. The Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with the successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor Servicer in performing its obligations hereunder.

ARTICLE VIII
MISCELLANEOUS PROVISIONS
SECTION 1Amendment.
(a)This Agreement may be amended in writing by the Servicer and the Issuer with the prior written consent of the Indenture Trustee, the satisfaction of the Rating Agency Condition and, if the contemplated amendment is reasonably anticipated to increase Ongoing Financing Costs, the consent of the Council pursuant to Section 8.02. Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.
Prior to the execution of any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel of Independent counsel stating that such amendment is authorized or permitted by this Agreement and upon the Opinion of Counsel from Independent counsel referred to in Section 3.01(c)(i). The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties, indemnities or immunities under this Agreement or otherwise.
(b)Notwithstanding Section 8.01(a) or anything to the contrary in this Agreement (including Section 8.02), the Servicer and the Issuer may amend the Annexes to this Agreement in writing with prior written notice given to the Indenture Trustee, the Council and the Rating Agencies, but without the consent of the Indenture Trustee, any Rating Agency or any Holder, solely to address changes to the Servicer’s method of calculating SRC Payments as a result of changes to the Servicer’s current computerized customer information system; but no such amendment shall have a material adverse effect on the Holders of then Outstanding Storm Recovery Bonds.
SECTION 2Council Condition. No amendment or modification to this Agreement that is reasonably anticipated to increase Ongoing Financing Costs shall be effective unless the process set forth in this Section 8.02 has been followed.
(a)At least 31 days prior to the effectiveness of any amendment or modification subject to this Section 8.02 and after obtaining the other necessary approvals set forth in Section 8.01(a) (except that the consent of the Indenture Trustee may be subject to the consent of Holders if such consent is required or sought by the Indenture Trustee in connection with such amendment or modification), the Servicer shall have delivered to the Council written notification of any proposed amendment, which notification shall contain:
(i)a reference to Docket No. UD-14-01 and to any other Docket No. under which a Financing Order has been issued;
(ii)an Officer’s Certificate stating that the proposed amendment has been approved by all parties to this Agreement; and

(iii)a statement identifying the person to whom the Council or its staff is to address any response to the proposed amendment or to request additional time;
(b)The Council or its staff shall, within 30 days of receiving the notification complying with Section 8.02(a), either:
(i)provide notice of its consent or lack of consent to the person specified in Section 8.02(a)(iii), or
(ii)be conclusively deemed to have consented to the proposed amendment or modification, unless, within 30 days of receiving the notification complying with Section 8.02(a), the Council or its staff delivers to the office of the person specified in Section 8.02(a)(iii) a written statement requesting an additional amount of time not to exceed 30 days in which to consider whether to consent to the proposed amendment or modification. If the Council or its staff requests an extension of time in the manner set forth in the preceding sentence, then the Council shall either provide notice of its consent or lack of consent to the person specified in Section 8.02(a)(iii) no later than the last day of such extension of time or be conclusively deemed to have consented to the proposed amendment or modification on the last day of such extension of time. Any amendment or modification requiring the consent of the Council shall become effective on the later of (x) the date proposed by the parties to such amendment or modification and (y) the first day after the expiration of the 30-day period provided for in this Section 8.02(b), or, if such period has been extended pursuant hereto, the first day after the expiration of such period as so extended.
(c)Following the delivery of a notice to the Council by the Servicer under Section 8.02(a), the Servicer and the Issuer shall have the right at any time to withdraw from the Council further consideration of any notification of a proposed amendment. Such withdrawal shall be evidenced by the Servicer’s giving prompt written notice thereof to the Council, the Issuer and the Indenture Trustee.
SECTION 3Maintenance of Accounts and Records. (a) The Servicer shall maintain accounts and records as to the Storm Recovery Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between SRC Payments received by the Servicer and SRC Remittances from time to time deposited in the Collection Account.
(a)The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours, upon reasonable notice to the Servicer and to the extent it does not unreasonably interfere with the Servicer’s normal operations, to inspect, audit and make copies of and abstracts from the Servicer’s records regarding the Storm Recovery Property and the Storm Recovery Charges. Nothing in this Section 8.03(b) shall affect the obligation of the Servicer to observe any applicable law (including any Council Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 8.03(b).
SECTION 4Notices. Unless otherwise specifically provided herein, all demands, notices and communications upon or to the Servicer, the Issuer, the Indenture Trustee or the Rating Agencies under this Agreement shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented delivery service or, to the extent receipt is confirmed telephonically, sent by Electronic Means:
(a)in the case of the Servicer, to Entergy New Orleans, Inc., at 1600 Perdido Street, New Orleans, Louisiana 70112, Attention: President, Telephone: (504) 670‑3700, Facsimile: (504) 670‑3605, with a copy to Entergy Services, Inc., 639 Loyola Ave, New Orleans, Louisiana 70113, Attention: Treasurer, Facsimile: (504) 576‑4455;
(b)in the case of the Issuer, to Entergy New Orleans Storm Recovery Funding I, L.L.C. at 1600 Perdido Street, L-MAG-505A, New Orleans, Louisiana 70112, Attention:  President, Telephone (504) 670-3700, Facsimile:  (504) 670-3605 with a copy to Entergy Services, Inc., 639 Loyola Ave, New Orleans, Louisiana 70113, Attention: Treasurer, Facsimile: (504) 576-4455;

(c)in the case of the Indenture Trustee, to the Corporate Trust Office;
(d)in the case of the Council, to Council of the City of New Orleans;
(e)in the case of Moody’s, to Moody’s Investors Service, Inc., ABS Monitoring Department, 7 World Trade Center at 250 Greenwich Street, New York, New York 10007, Telephone: (212) 553‑3686, Facsimile: (212) 553‑0573;
(f)in the case of Standard & Poor’s, to Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Asset Backed Surveillance Department, Telephone: (212) 438‑2000, Facsimile: (212) 438‑2665; or
(g)as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.
SECTION 5Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 6.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Servicer. Any purported assignment not in compliance with this Agreement shall be void.
SECTION 6Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Servicer and the Issuer and, to the extent provided herein or in the Basic Documents, Customers, the Indenture Trustee and the Holders, and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Agreement. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Storm Recovery Property or Storm Recovery Bond Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein. Notwithstanding anything to the contrary contained herein, for the avoidance of doubt, any right, remedy or claim to which any Customer may be entitled pursuant to the Financing Order and to this Agreement may be asserted or exercised only by the Council (or by the Attorney General of the State of Louisiana in the name of the Council) for the benefit of such Customer.
SECTION 7Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such a construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 8Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
SECTION 9Limitation of Liability. It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee in the exercise of the powers and authority conferred and vested in it, and that the Indenture Trustee, in acting hereunder, is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.
SECTION 10GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
SECTION 11Assignment to Indenture Trustee.  The Servicer (a) hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture of any or all of the Issuer’s rights hereunder and (b) further agrees that in no event shall the Indenture Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates delivered pursuant hereto, as to all of which any recourse shall be had solely to the assets of the Issuer subject to the availability of funds therefor under Section 8.02 of the Indenture.
SECTION 12Nonpetition Covenants. Notwithstanding any prior termination of this Agreement or the Indenture, the Servicer shall not, prior to the date which is 1 year and 1 day after the satisfaction and discharge of the Indenture, acquiesce, petition or otherwise invoke or cause the Issuer to invoke or join with any Person in provoking the process of any Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer or ordering the dissolution, winding up or liquidation of the affairs of the Issuer.
SECTION 13Rule 17g-5 Compliance. The Servicer agrees that any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Servicer to any Rating Agency under this Agreement or any other Basic Document to which it is a party for the purpose of determining the initial credit rating of the Storm Recovery Bonds or undertaking credit rating surveillance of the Storm Recovery Bonds with any Rating Agency, or satisfy the Rating Agency Condition, shall be substantially concurrently posted by the Servicer on the 17g-5 Website.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

ENTERGY NEW ORLEANS STORM RECOVERY FUNDING I, L.L.C., as Issuer

By: ________________________________ Name: Title:

ENTERGY NEW ORLEANS, INC., as Servicer

By: ________________________________ Name: Title:

Acknowledged and Accepted:
THE BANK OF NEW YORK MELLON, as Indenture Trustee
By: ______________________________ Name: Title:

EXHIBIT A
MONTHLY SERVICER’S CERTIFICATE
See Attached.

Monthly Servicer’s Certificate
(to be delivered each month pursuant to Section 3.01(b) of the Storm Recovery Property Servicing Agreement)

ENTERGY NEW ORLEANS STORM RECOVERY FUNDING I, L.L.C.
Entergy New Orleans, Inc., as Servicer

For the Month Ended: ____________________

SRC’s Collected: ____________________
SRC’s Remitted: ____________________

Capitalized terms used herein have their respective meanings set forth in the Storm Recovery Property Servicing Agreement.

In WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer’s Certificate the 25th day of

ENTERGY NEW ORLEANS, INC., as Servicer
By:
Title:

EXHIBIT B
FORM OF SEMI-ANNUAL SERVICER’S CERTIFICATE
Pursuant to Section 4.01(b)(ii) of the Storm Recovery Property Servicing Agreement, dated as of July 22, 2015 (the “Servicing Agreement”), between ENTERGY NEW ORLEANS, INC., as servicer and ENTERGY NEW ORLEANS STORM RECOVERY FUNDING I, L.L.C., the Servicer does hereby certify, for the ________, 20__ Payment Date (the “Current Payment Date”), as follows:
Capitalized terms used herein have their respective meanings as set forth in the Indenture. References herein to certain sections and subsections are references to the respective sections of the Servicing Agreement or the Indenture, as the context indicates.

1.	Allocation of Remittances as of Current Payment Date allocable to principal and interest:

a)	Principal

Aggregate
Tranche A
Total:

b)	Interest

Aggregate
Tranche A
Total:

2.
Outstanding Amount of Bonds prior to, and after giving effect to the payment on the Current Payment Date and the difference, if any, between the Outstanding Amount specified in the Expected Amortization Schedule (after giving effect to payments to be made on such Payment Date under 1a above) and the Principal Balance to be Outstanding (following payment on Current Payment Date):

a)	Principal Balance Outstanding (as of the date of this certification):

Tranche A
Total:

b)	Principal Balance to be Outstanding (following payment on Current Payment Date):

Tranche A
Total:

c)	Difference between (b) above and Outstanding Amount specified in Expected Amortization Schedule:

Tranche A
Total:

3.	All other transfers to be made on or before the Current Payment Date, including amounts to be paid to the Indenture Trustee and to the Servicer:

a)	Operating Expenses

Trustee Fees and Expenses: (subject to $50,000 cap on Indemnity Amounts per Section 8.02(e)(i) of the Indenture)
Servicing Fee:
Administration Fee:
Other Operating Expenses:
Total:

b)	Other Payments

Operating Expenses (payable pursuant to Section 8.02(e)(iv)):
Funding of Capital Subaccount (to required amount):
Indemnity Amounts over $50,000 (payable pursuant to Section 8.02(e)(viii) of the Indenture):
Return on Capital Subaccount (payable pursuant to Section 8.02(e)(x) of the Indenture) to Entergy New Orleans Storm Recovery Funding I, L.L.C.:
Deposits to Excess Funds Subaccount:
Total:

4.	Estimated amounts on deposit in the General Account, Capital Subaccount and Excess Funds Subaccount after giving effect to the foregoing payments:
a)    General Account

Total:

b)Capital Subaccount

Total:

c) Excess Funds Subaccount

Total:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Servicer’s Certificate this __ day of __________.
ENTERGY NEW ORLEANS, INC.,
as Servicer

By:
Name:
Title:

EXHIBIT C-1
FORM OF REPORT ON ASSESSMENT OF COMPLIANCE WITH SERVICING CRITERIA FOR ASSET-BACKED SECURITIES
Entergy New Orleans, Inc. (the “Servicer”), as a party participating in the servicing function under Item 1122 of Regulation AB, hereby reports on its assessment of compliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB, as follows:
(1) The Servicer is responsible for assessing compliance with the servicing criteria applicable to it. The servicing criteria specified in the following paragraphs of paragraph (d) of Item 1122 of Regulation AB are not applicable to the Servicer based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer and that are backed by the same asset type backing the Senior Secured Storm Recovery Bonds: (1)(ii) (outsourcing), (1)(iii) (back-up servicing), (1)(iv) (fidelity bond), 2(iii) (advances or guarantees), (2)(vi) (unissued checks), (4)(iii) (additions, removals or substitutions), 4(v) (records regarding pool assets), (4)(ix) (adjustments to interest rates), (4)(x) (funds held in trust for an obligor), (4)(xi) (payments on behalf of obligors), (4)(xii) (late payment penalties), (4)(xiii) (obligor disbursements), (4)(xv) (external credit enhancement);
(2) The Servicer used the criteria in paragraph (d) of Item 1122 of Regulation AB to assess compliance with the applicable servicing criteria;
(3) The Servicer has determined that it is in compliance with the applicable servicing criteria as of and for the year ending December 31, 20[_], which is the period covered by this report on Form 10-K; and
(4) [________], an independent registered public accounting firm, has issued an attestation report on the Servicer's assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 20[_], which is the period covered by this report on Form 10-K.

Date: [______], 20[__]
Entergy New Orleans, Inc. as servicer
By:
Name: [Alyson M. Mount]
Title:  [Senior Vice President and Chief Accounting Officer]

EXHIBIT C-2
CERTIFICATE OF COMPLIANCE
The undersigned hereby certifies that he/she is the duly elected and acting [__________] of Entergy New Orleans, Inc. as servicer (the “Servicer”) under the Storm Recovery Property Servicing Agreement dated as of July 22, 2015 (the “Servicing Agreement”) between the Servicer and Entergy New Orleans Storm Recovery Funding I, L.L.C. (the “Issuer”) and further that:
1.    A review of the activities of the Servicer and of its performance under the Servicing Agreement during the twelve months ended [_______], [       ] has been made under the supervision of the undersigned pursuant to Section 3.03 of the Servicing Agreement; and
2.    To the best of the undersigned’s knowledge, based on such review, the Servicer has fulfilled all of its obligations in all material respects under the Servicing Agreement throughout the twelve months ended [________],[ _____], except as set forth on Annex A hereto.
Executed as of this ______________ day of _________________, ____.

ENTERGY NEW ORLEANS, INC.
By: ________________________________ Name: Title:

ANNEX A
to Certificate of Compliance
LIST OF SERVICER DEFAULTS
The following Servicer Defaults, or events which with the giving of notice, the lapse of time, or both, would become Servicer Defaults known to the undersigned occurred during the year ended [__________]:

Nature of Default	Status

EXHIBIT D
TRUE-UP LETTER
[ENO Letterhead]
Date: ____________, 2015
Clerk of Council
Council of the City of New Orleans
City Hall, Room 1E09
1300 Perdido Street
New Orleans, Louisiana 70112

Re: Supplemental and Amending Application for Recovery in Rates of Costs Related to Hurricane Isaac, funding of Storm Reserve Fund Escrow, and Related Relief.
Dear___________:
Pursuant to the Council Resolution No. R-15-193, adopted on the 14th day of May, 2015 in Supplemental and Amending Application for Recovery in Rates of Costs Related to Hurricane Isaac, funding of Storm Reserve Fund Escrow, and Related Relief, in Docket No. UD-14-01 (Phase II) (the “Financing Order”), Entergy New Orleans, Inc. (“ENO”) as Servicer of the Storm Recovery Bonds or any successor Servicer on behalf of the trustee as assignee of the SPE shall apply semi-annually for a mandatory periodic adjustment to the Storm Recovery Charge. Any capitalized terms not defined herein shall have the meanings ascribed thereto in the Financing Order or Act No. 64 of the Louisiana Regular Session of 2006, the “Louisiana Electric Utility Storm Recovery Securitization Act,” codified at La. R.S. 45:1226-1236.
Each semi-annual true-up adjustment shall be filed with the Council not less than 15 days prior to the first billing cycle of the month in which the revised storm recovery charges will be in effect. The Council will have 15 days after the date of a true-up adjustment filing in which to confirm the mathematical accuracy of the servicer’s adjustment. However, any mathematical correction not made prior to the effective date of the storm recovery charge will be made in future true-up adjustment filings and will not delay the effectiveness of the storm recovery charge.
Using the formula approved by the Council in the Financing Order, this filing modifies the variables used in the Storm Recovery Charge calculation and provides the resulting modified Storm Recovery Charge. Attachment 1 shows the resulting value of the Storm Recovery Charge for all customers, as calculated in accordance with the Financing Order. The assumptions underlying the current Storm Recovery Charge were filed by ENO in an Issuance Advice/True-Up Letter dated ________.

Respectfully submitted,
ENTERGY NEW ORLEANS, INC.
By:
Name:
Title:
Date:

Attachment

ATTACHMENT 1
CALCULATION OF STORM RECOVERY CHARGE

[INSERT TABLE]

ANNEX I
The Servicer agrees to comply with the following servicing procedures:
SECTION 1. Definitions.
Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Storm Recovery Property Servicing Agreement (the “Agreement”).
SECTION 2. Data Acquisition.
(a)Installation and Maintenance of Meters. The Servicer shall cause to be installed, replaced and maintained meters in such places and in such condition as will enable the Servicer to obtain usage measurements for each Customer at least once every Billing Period.
(b)Meter Reading. At least once each Billing Period, the Servicer shall seek to acquire usage measurements for each Customer, either directly or if applicable, from the Applicable MDMA; but the Servicer may estimate any Customer’s usage determined in accordance with applicable Council Regulations.
(c)Cost of Metering. The Issuer shall not be obligated to pay any costs associated with the routine metering duties set forth in this Section 2, including the costs of installing, replacing and maintaining meters, nor shall the Issuer be entitled to any credit against the Servicing Fee for any cost savings realized by the Servicer as a result of new metering and/or billing technologies.
SECTION 3. Usage and Bill Calculation.
The Servicer shall (a)  obtain a calculation of each Customer’s usage and demand (which may be based on data obtained from such Customer’s meter read or on usage estimates determined in accordance with applicable Council Regulations) and (b) determine therefrom each Customer’s individual Storm Recovery Charge to be included on Bills issued by it to such Customer.
SECTION 4. Billing.
The Servicer shall bill the Storm Recovery Charges beginning as specified in the Financing Order and shall thereafter bill each Customer for the respective Customer’s outstanding current and past due Storm Recovery Charges accruing until all Storm Recovery Bonds and related financing costs are paid in full, all in accordance with the following:
(a)Frequency of Bills; Billing Practices. In accordance with the Servicer’s then-existing Servicer Policies and Practices for its own charges, as such Servicer Policies and Practices may be modified from time to time, the Servicer shall generate and issue a Bill to each Customer, for such Customers’ Storm Recovery Charges once every applicable Billing Period, at the appropriate time, with the same frequency and on the same Bill as that containing the Servicer’s own charges to such Customers. In the event that the Servicer makes any material modification to these practices, it shall notify the Issuer, the Indenture Trustee, and the Rating Agencies prior to the effectiveness of any such modification; and the Servicer may not make any modification that will materially adversely affect the Holders.
(b)Format.
(i)Each Bill issued by the Servicer shall contain the charge corresponding to the respective Storm Recovery Charges owed by such Customer for the applicable Billing Period. The Storm Recovery Charges shall be separately identified on each bill to the extent required by the related Tariffs, or if such charges are not separately identified, the Servicer shall provide Customers with the annual notice required by Section 4.01(b)(iii)(B) of the Servicing Agreement.
(ii)The Servicer shall conform to such requirements in respect of the format, structure and text of Bills delivered to Customers in accordance with, if applicable, the Financing Order, Tariffs, other tariffs and any other Council Regulations. To the extent that Bill format, structure and text are not prescribed by the Louisiana Constitution and Revised Statutes or by applicable Council Regulations, the Servicer shall, subject to clause (i), determine the format, structure and text of all Bills in accordance with its reasonable business judgment, its Servicer Policies and Practices with respect to its own charges and prevailing industry standards.
(c)Delivery. The Servicer shall deliver all Bills issued by it (i) by United States mail in such class or classes as are consistent with the Servicer Policies and Practices followed by the Servicer with respect to its own charges to its Customers or (ii) by any other means, whether electronic or otherwise, that the Servicer may from time to time use to present its own charges to its customers. The Servicer shall pay from its own funds all costs of issuance and delivery of all Bills, including but not limited to printing and postage costs as the same may increase or decrease from time to time.
SECTION 5. Customer Service Functions.
The Servicer shall handle all Customer inquiries and other Customer service matters according to the same procedures it uses to service Customers with respect to its own charges.
SECTION 6. Collections; Payment Processing; Remittance.
(a)Collection Efforts, Policies, Procedures.
(i)The Servicer shall use reasonable efforts to collect all Billed SRCs from Customers as and when the same become due and shall follow such collection procedures as it follows with respect to comparable assets that it services for itself or others, including with respect to the following:

(A)	The Servicer shall prepare and deliver overdue notices to Customers in accordance with applicable Council Regulations and Servicer Policies and Practices.

(B)	The Servicer shall apply late payment charges to outstanding Customer balances in accordance with applicable Council Regulations and as required by the Financing Order.

(C)
The Servicer shall deliver verbal and written final notices of delinquency and possible disconnection to Customers in accordance with applicable Council Regulations and Servicer Policies and Practices.

(D)
The Servicer shall adhere to and carry out disconnection policies in accordance with the Louisiana Constitution and Revised Statutes, the Financing Order, applicable Council Regulations and the Servicer Policies and Practices.

(E)
The Servicer may employ the assistance of collection agents to collect any past-due Storm Recovery Charges in accordance with applicable Council Regulations and Servicer Policies and Practices and the Tariffs.

(F)
The Servicer shall apply Customer deposits to the payment of delinquent accounts in accordance with applicable Council Regulations and Servicer Policies and Practices and according to the priorities set forth in Sections 6(b) of this Annex I.

(ii)The Servicer shall not waive any late payment charge or any other fee or charge relating to delinquent payments, if any, or waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case unless such waiver or action: (A) would be in accordance with the Servicer’s customary practices or those of any successor Servicer with respect to comparable assets that it services for itself and for others; (B) would not materially adversely affect the rights of the Holders; and (C) would comply with applicable law; and notwithstanding anything in the Agreement or this Annex I to the contrary, the Servicer is authorized to write off any Billed SRCs, in accordance with its Servicer Policies and Practices, that have remained outstanding for 180 days or more.
(iii)The Servicer shall accept payment from Customers in respect of Billed SRCs in such forms and methods and at such times and places as it accepts for payment of its own charges.

(b)Payment Processing; Allocation; Priority of Payments.
(i)The Servicer shall post all payments received to Customer accounts as promptly as practicable, and, in any event, substantially all payments shall be posted no later than 3 Business Days after receipt.
(ii)If any Customer does not pay the full amount of any Bill to ENO, the amount paid by the Customer will be applied in the chronological order of billing in the following order of priority: first, to any amounts due with respect to Customer deposits, second, to all charges of ENO on the Bill (which do not include SRCs), third, to all Storm Restoration Charges, on a pari passu basis, based upon the amounts billed with respect to each charge, and fourth, to additional pledges billed to the Customer. If there is more than one owner (or pledgee or pledgees) of Storm Recovery Property, such partial collections representing Storm Recovery Charges shall be allocated among such owners (or pledgee or pledgees), pro-rata based upon the amounts billed with respect to each charge payable to each such owner or pledgee, provided that late fees and charges may be allocated to the Servicer as provided in the Tariff.
(iii)The Servicer shall hold all over-payments for the benefit of the Issuer and ENO and shall apply such funds to future Bill charges in accordance with clause (ii) as such charges become due.
(c)Accounts; Records.
The Servicer shall maintain accounts and records as to the Storm Recovery Property accurately and in accordance with its standard accounting procedures and in sufficient detail (i) to permit reconciliation between payments or recoveries with respect to the Storm Recovery Property and the amounts from time to time remitted to the Collection Account in respect of the Storm Recovery Property and (ii) to permit the SRC Collections held by the Servicer to be accounted for separately from the funds with which they may be commingled, so that the dollar amounts of SRC Collections commingled with the Servicer’s funds may be properly identified and traced.
(d)Investment of SRC Payments Received.
Prior to each Daily Remittance, the Servicer may invest SRC Payments received at its risk. The Servicer shall remit to the Indenture Trustee any earnings on such unremitted SRC Collections as required by Section 6.11(e) of the Agreement. So long as the Servicer complies with its obligations under Section 6(e) of this Annex I, neither such investments nor such funds shall be required to be segregated from the other investment and funds of the Servicer.
(e)Calculation of Daily Remittance.
(i)The Daily Remittance shall be calculated in accordance with the Servicer Policies and Practices and the terms of the Agreement and Annex II.
(ii)The Servicer and the Issuer acknowledge that, as contemplated in Section 8.01(b) of the Agreement, the Servicer may make certain changes to its current computerized customer information system, which changes, when functional, would affect the Servicer’s method of calculating the SRC Payments as set forth in these Annexes. Should these changes to the computerized customer information system become functional during the term of the Agreement, the Servicer and the Issuer agree that they shall review the procedures used to calculate the SRC Payments estimated to have been received in light of the capabilities of such new system and shall amend these Annexes in writing to make such modifications or substitutions to such procedures as may be appropriate in the interests of efficiency, accuracy, cost and/or system capabilities; but the Servicer may not make any modification or substitution that will materially adversely affect the Holders. As soon as practicable, and in no event later than 60 Business Days after the date on which all Customer accounts are being billed under such new system, the Servicer shall notify the Issuer, the Indenture Trustee and the Rating Agencies of the same.
(iii)All calculations and any changes in procedures used to calculate the SRC Payments pursuant to this Section 6(e) shall be made in good faith, and in the case of any change in procedures pursuant to clause (ii) above, in a manner reasonably intended to provide calculations that are at least as accurate as those that would be provided on the Closing Date utilizing the initial procedures.
(f)Remittances.
(i)The Collection Account shall be established in the name of the Indenture Trustee in accordance with the Indenture.
(ii)The Servicer shall make remittances to the Collection Account in accordance with Section 6.11 of the Agreement.
(iii)In the event of any change of account or change of institution affecting the Collection Account, the Issuer shall provide written notice thereof to the Servicer not later than 5 Business Days after the effective date of such change.

ANNEX II
Illustrative of Calculation of Storm Recovery
Charge to be remitted on [April 23]

[April 21]	[April 23]

Step 1	Step 2

Gross customer collections received on [4/21] processed, deposited to cash clearing account, and posted to A/R	Servicer remits aggregate Storm Recovery Charges collected on [4/21] to Collection Account